EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT made and entered into as of the __________ day of April, 1994, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation, (hereinafter collectively referred to as the "Employer" or the "Company"), and ANTHONY R. MASSO (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:
                              --------------------
         WHEREAS, Employer is engaged in the business of owning and operating nursing care facilities and other health care-related businesses through its subsidiaries and tradenames; and

         WHEREAS, Employer wishes to employ Employee, and Employee wishes to accept such employment, on the terms and conditions set forth herein; and

         WHEREAS, in the course of his employment, and as a necessary consequence thereof, Employee will receive information and acquire knowledge of special procedures, processes, business conduct, and knowledge that is private, proprietary, and secret to the Company in its business; and

         WHEREAS, the business, as well as the success and profits of the Company, depend in large part upon the maintenance of secrecy as to such information, processes, procedures and knowledge as to the conduct of the Company's business generally.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, as well as the agreement to employ the Employee or to continue to employ the Employee under the terms and conditions contained herein, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                                    ARTICLE I

                             EMPLOYMENT RELATIONSHIP
                             -----------------------

         1.1 EMPLOYMENT. The Employer hereby employs the Employee in the position of Senior Vice President-Managed Care, with such responsibilities as may be assigned to Employee from time to time by the ________________________, provided, that in the event the Company's Board of Directors provides for the creation of an Executive Vice President position and any individual is appointed to such position, then Employee shall be appointed Executive Senior Vice President of Managed Care. Employee shall report to and be responsible to the ________________________________for the period hereinafter set forth, and the Employee hereby accepts such employment.

         1.2 EXCLUSIVE EMPLOYMENT. During the continuation of the Employee's employment by the Employer hereunder, the Employee will, unless the Employee has first received the prior written consent of the Employer, devote the Employee's entire business time, energy, attention, and skill to the services of the Employer and to the promotion of its interests, and covenants that during such time the Employee will not engage in, be employed by, be a director of or be otherwise directly or indirectly interested in (i) any business or activity competing with or of a nature similar to the businesses of the Employer, or (ii) any business or activity engaged in the owning, operation or management of business or activity competing with or of a nature similar to the businesses of the Employer.


                                   ARTICLE II

                              PERIOD OF EMPLOYMENT
                              --------------------

         2.1 TERM. Unless sooner terminated pursuant to the terms of this Agreement, the term of Employee's employment under this Agreement shall be for a period of three (3) years, commencing as of June 1, 1994, and ending on May 31, 1997, provided, however, that on June 1, 1997 and on each June 1st thereafter (an "Anniversary Date"), the term of this Agreement shall be automatically extended by an additional period of twelve
(12) months. Notwithstanding the foregoing, either party hereto may elect not to so extend this Agreement by giving written notice of his or its election to the other party hereto at least one (1) year prior to any Anniversary Date. The expiration of this Agreement following an election by either party not to renew shall be deemed to be an expiration on the Agreement's natural expiration date for all purposes of this Agreement.

         2.2 TERMINATION FOR CAUSE. Employer may terminate this Agreement with cause and without any obligation to pay Employee further compensation upon the occurrence of any one or more of the following events:

                  (a) Employee fails to materially perform any of his duties of employment or breaches any material term of this Agreement, which failure, non-performance or event is not corrected within fifteen (15) days after written notice is delivered by the Employer to the Employee specifying said failure, non-performance or breach.

                  (b) Employee becomes disabled or is unable to perform his normal duties, which condition persists for a period of sixty (60) days or more, and Employer has provided Employee with disability insurance which shall begin to pay after said sixty (60) day period expires;

                  (c) Employee is convicted of a misdemeanor or a felony;

                  (d)  Employee  commits  theft,   larceny  or  embezzlement  of
         Employer's tangible or intangible property.

         2.3 TERMINATION WITHOUT CAUSE. Employer may terminate this Agreement without cause at any time prior to this Agreement's natural expiration, provided, however, that Employer shall pay to Employee Severance Pay in accordance with Section 3.5.

         2.4 TERMINATION BY EMPLOYEE WITH CAUSE. Employee may terminate this Agreement with cause at any time prior to the Agreement's natural expiration upon the occurrence of any one or more of the following events:

                  (a) A material breach of the Agreement by Employer, which breach is not corrected within sixty (60) days after written notice is delivered by the Employee to the Employer specifying said breach.

                  (b) Removal or dismissal of Robert N. Elkins as Chief Executive Officer of the Company or Lawrence P. Cirka as Senior Vice President and Chief Operating Officer of the Company at any time after April 25, 1996.

                  (c) A substantial diminution in Employee's employment duties.

                  (d)  A  requirement   that   Employee   relocate  his  current
         residence.

                  (e) Employer fails to grant to Employee stock options in accordance with Section 3.3.

                                   ARTICLE III

                                  COMPENSATION
                                  ------------
         3.1 BASE SALARY. For all services rendered by Employee under this Agreement, the Employee shall receive a base salary at an initial rate of $250,000 per year, payable in accordance with the pay period policy established by the Employer from time to time. Said base salary shall be reviewed for increase annually, commencing one year after the date hereof. If at any time Employer decides to effect a company-wide pay reduction, any reduction of Employee's base salary, such reduction not to exceed twenty (20%) percent of Employee's then current base salary, shall take effect immediately and shall neither cause the termination of this Agreement nor constitute an event of default by the Employer.

         3.2 BONUSES. Within 90 days of the close of each calendar year (beginning with calendar year 1994), the Company shall pay to the Employee a cash bonus ("Cash Bonus") in such amount as may be determined at the Company's discretion.

         3.3 STOCK OPTIONS. As additional compensation for the performance by the Employee of his services hereunder, the Company shall recommend to the Stock Option Plan Committee that, as soon as is reasonably practicable following the execution of this Agreement and upon the approval by the Company's stockholders of Employer's 1994 Stock Incentive Plan that the Employee be granted options to purchase 100,000 shares of common stock pursuant to the Company's 1994 Stock Incentive Plan, which options shall have the following terms: options to purchase 10,000 shares shall vest immediately, and options to purchase the remaining 90,000 shares shall vest on a straight line basis over the five (5) year period commencing on February 1, 1994. From and after any termination of this Agreement, none of such options which have not already vested shall vest unless this Agreement was terminated by the Company without cause, which termination without cause shall include Company's failure to renew this Agreement pursuant to Section 2.1. If such options are granted at Employee's request as non-statutory stock options, all of such options will be granted at an exercise price equal to the lowest daily closing NYSE price of the Company's common stock reached during the period of April 25, 1994, through June 1, 1994; provided, however, that Employee may, by notice to the Company prior to the granting of such options, elect to have any or all of such options qualify as Incentive Stock Options under the 1994 Stock Incentive Plan, in which event the exercise price of the options so designated by the Employee will be equal to the market value of the Company's common stock as of the date of grant. In the event Employee is not granted stock options in accordance with this Section 3.3, Employer shall be entitled, at his sole option, to either (i) terminate this Agreement for cause pursuant to Section 2.4 hereof, or (ii) receive an annual bonus for each calendar year during the term of this Agreement, commencing with the calendar year ending December 31, 1994, of at least thirty (30%) percent of his then current base salary.

         3.4 ADDITIONAL BENEFITS. Separate and apart from the Employee's cash compensation as set forth above, the Company shall provide and pay for the following:

                  (a) Employee's coverage under the Company's standard life and health package for executives and Exec-U-Care;

                  (b)   Employee's   coverage  under  the  Company's  long  term
         disability plan;

                  (c) a monthly automobile allowance; and

                  (d) Employee's reasonable out of pocket expenses incurred as a result of his relocation to the Owings Mills, MD area.

         3.5 SEVERANCE PAY. (a) In the event (i) Employer chooses to terminate this Agreement without cause, prior to the Agreement's natural expiration date and so notifies the Employee, or (ii) Employee chooses to terminate this Agreement with cause, then Employer shall pay to Employee severance pay of one-twelfth (1/12) of Employee's annual salary on a monthly basis ("Severance Pay") for (i) twenty-four (24) months or (ii) the amount of time remaining until this Agreement's natural expiration, whichever is less. Employee shall be bound by the non-competition restrictions of Paragraph 4.4 for as long as Employee is receiving such Severance Pay, provided, however, that Employer shall be obligated to pay the foregoing Severance Pay regardless of whether Employer wishes to bind Employee to the non-competition restrictions of Paragraph 4.4 or agrees to release Employee from such restrictions. However, the Employer may extend the restriction period to such a date which is no later than thirty-six
(36) months from the date of Employee's termination, which time period shall be at Employer's election, provided that Employer shall pay to Employee Severance Pay for the extension of such restriction, and shall give Employee written notice thereof within fifteen (15) days of such termination. The benefits provided for under Paragraph 3.4(a), (b) and (c), above, shall continue to be applicable during any period of salary continuation under this Paragraph 3.5.

         (b) In the event this Agreement terminates at its natural expiration date, including termination as a result of a notice of nonrenewal by Employer or Employee, and Employer elects to enforce and bind Employee to the noncompetition restrictions of Paragraph 4.4 below, then Employer shall pay to Employee Severance Pay for each month of restriction for a period of time which is no later than twelve (12) months from the Agreement's natural expiration, which time period shall be at Employer's election.

         (c) In the event that this Agreement is terminated by the Employer for cause and the Employer elects to enforce and bind Employee to the non-competition restrictions of Paragraph 4.4, below, then Employer shall pay to Employee one-half of the Severance Pay over the nine-month restriction period of said Paragraph 4.4. Employer may extend the nine-month restriction period of Paragraph 4.4 by paying to Employee the full Severance Pay for each month of restriction after the initial nine-month restriction period, up to a maximum of three (3) additional months, which time period shall be at Employer's election. The benefits provided for under Paragraph 3.4, above, shall continue to be applicable during the first 4.5 months of such restriction period.

                                   ARTICLE IV
                            COVENANTS OF THE EMPLOYEE
                            -------------------------
         4.1 OWNERSHIP AND RETURN OF DOCUMENTS. The Employee agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the Employer's operations or businesses, some of which may be prepared by the Employee, and all objects associated therewith in any way obtained by the Employee shall be the Employer's property. The Employee shall not, except for employer's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Employer's facilities nor use any information concerning them except for the Employer's benefit, either during the Employee's employment or thereafter. The Employee agrees that the Employee will deliver all of the aforementioned documents and objects that may be in his possession to the Employer on termination of the Employee's employment, or at any other time on the Employer's request, together with the Employee's written certification of compliance with the provision of this paragraph.

         4.2 CONFIDENTIAL INFORMATION. In connection with employment at the Company, Employee will have access to confidential information consisting of some or all of the following categories of information. Employer and Employee consider their relation one of confidence with respect to such information:

                  (a) FINANCIAL INFORMATION, including but not limited to information relating to the Company's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company or generally, or to particular products, services, geographic areas, or time periods;

                  (b) SUPPLY AND SERVICE INFORMATION, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company details of which are not generally known;

                  (c) MARKETING INFORMATION, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales fore-casts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                  (d) PERSONNEL INFORMATION, including but not limited to information relating to employees' personal or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignation, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

                  (e) CUSTOMER INFORMATION, including but not limited to information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

         All of the foregoing are hereinafter referred to as "Trade Secrets." During and after the employment by the Company, regardless of the reasons that such employment ends, Employee agrees:

                  (aa) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to Employee's employment by the Company;

                  (bb) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

                  (cc) To take all reasonable actions that Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Company's interest in the Trade Secrets; and

                  (dd) That any of the Trade Secrets, whether prepared by Employee or which may come into Employee's possession during Employee's employment hereunder, are and remain the property of the Company and its affiliates, and all such Trade Secrets, including copies thereof, together with all other property belonging to the Company or its affiliates, or used in their respective businesses, shall be delivered to or left with the Company.

         This Agreement does not apply to (i) information that by means other than Employee's deliberate or inadvertent disclosure becomes well known to the public; (ii) disclosure compelled by judicial or administrative proceedings after Employee diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

         4.3 NON-SOLICITATION AND NON-PIRATING. At all times following a termination or the natural expiration of this Agreement, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise:

                  (a) call upon any client or customer of the Employer or in any way solicit, divert or take away any client or customer of the Employer who was a client or customer of the Employer while the Employee was an employee of the Employer under this Agreement (such period being hereinafter referred to as the "Employment Period"); and

                  (b) disturb, hire, entice away or in any other manner persuade any employee, client, or customer of the Employer who was an employee, client, or customer of the Employer during the Employment Period, to alter, modify or terminate their relationship with the Employer as an employee, client, or customer, as the case may be.

         4.4 NON-COMPETITION. In consideration of the Employee's employment hereunder, and subject to the provisions of 3.5, above, the Employee hereby agrees that, without the express written consent of the Employer, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise, during any period in which the Employee is receiving Severance Pay pursuant to Paragraph 3.5 or, in the event Employer terminates this Agreement for cause prior to its natural expiration, for a period of nine (9) calendar months following the date of termination of the Employee's employment hereunder (subject to extension pursuant to Paragraph 3.5 hereof), be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any nursing home, hospital, health care facility or other entity of any type, licensed or unlicensed, which is engaged in or provides nursing, residential or domiciliary care services or which provides community meals, supervises the personal care of individuals, or in any way competes with the Employer or its subsidiaries. This provision shall not be construed to prohibit the Employee from owning up to 2% of the issued shares of any company whose common stock is listed for trading on any national securities exchange or on the NASDAQ National Market System.

         4.5 NECESSARY RESTRICTIONS. The Employee acknowledges that the restrictions contained in Paragraphs 4.3 and 4.4 are reasonable and necessary to protect the legitimate business interests of the Employer and that any violation thereof by him would result in irreparable harm to the Employer. Accordingly, the Employee agrees that upon the violation by him of any of the restrictions contained in Paragraphs 4.3 or 4.4, the Employer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

        4.6 PRIOR EMPLOYERS. The Employee agrees to indemnify and hold harmless the Company, its officers, directors, and employees from and against any liabilities and expenses, including attorney's fees and amounts paid in settlement, incurred by any of them in connection with any claim by any of the Employee's prior employers that the termination of his employment with such employer, his employment with the Employer, or that the use of any skills or knowledge by the Company is a violation of contract or law. Employee hereby represents and warrants to the Company that (i) he is not bound by any agreement with any prior employer or other party to refrain from using or disclosing any confidential information or from competing with the business of such employer or other party, (ii) his performance under this Agreement will not breach any other agreement by which he is bound, and (iii) he has not brought with him to the Company, nor will he bring or use in the performance of his responsibilities at the Company, any materials or documents of a former employer which are not generally available to the public.

         4.7 REMEDIES FOR BREACH. The Employee acknowledges that the covenants contained in Article IV of this Agreement are independent covenants and that any failure by the Employer to perform its obligations under this Agreement (other than the act of nonpayment which is not cured by the Employer within thirty (30) days of the receipt of written notice of said condition from the Employee) shall not be a defense to enforcement of the covenants contained in Article IV, including but not limited to a temporary or permanent injunction. The Employee acknowledges that damages in the event of Employee's breach of this Article IV will be difficult, if not impossible, to ascertain and it is therefore agreed that the Employer, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining the said breach. Employee agrees to reimburse Employer for all costs and expenses, including reasonable attorney's fees, incurred by Employer because of any breach of this Article.


                                    ARTICLE V

                                   ASSIGNMENT
                                   ----------

         5.1 PROHIBITION OF EMPLOYMENT ASSIGNMENT. The Employee agrees on behalf of the Employee and the Employee's heirs and executors, personal representatives, and any other person or persons claiming any benefit under the Employee by virtue of this Agreement, that this Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or the Employee's heirs, executors and personal representatives, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder contrary to the foregoing provision, or the levy of any attachment or similar process thereupon shall be null and void and without effect and shall relieve the Employer of any and all liability hereunder.

         5.2 RIGHT OF EMPLOYER TO ASSIGN. This Agreement shall be assignable and transferable by the Employer to Employer's transferee, assignee or any successor-in-interest, parent, subsidiary or affiliate of Employer, and shall inure to the benefit of and be binding upon the Employee, the Employee's heirs and personal representatives, and the Employer and its successors and assigns. Employee agrees to execute all documents necessary to ratify and effectuate such assignment.

         5.3 BINDING EFFECT IF TRANSFERRED. In the event this Agreement is transferred by Employer, the term "Employer" and "Company" used herein shall refer to and be binding upon the Employer's transferee or assignee.

                                   ARTICLE VI

                                     GENERAL

         6.1 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Maryland, irrespective of the fact that the Employee may become a resident of a different state.

         6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Employer and the Employee and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

         6.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

         6.4 SEVERABILITY. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

        6.5 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a nationally recognized overnight delivery service, or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be ac

IF TO THE  COMPANY:      Integrated Health Services, Inc.
                         10065 Red Run Boulevard
                         Owings Mills, MD 21117
                         Attn:  General Counsel

IF TO THE EMPLOYEE:      Anthony R. Masso
                         15224 Manor Lake Drive
                         Rockville, MD  20853

         6.6 INDEPENDENT LEGAL COUNSEL. Employee represents and warrants that he has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that the Company has recommended to him that he obtain such counsel.

         6.7 ATTORNEY'S FEES. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to collect from the losing party attorney's fees and costs, including those on appeal.

         IN WITNESS WHEREOF, the Employer has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Employee has hereunto set Employee's hand on the day and year first above written.

EMPLOYER                                          EMPLOYEE
--------                                          --------
Integrated Health Services,
Inc., a Delaware Corporation


                                                  /s/ Anthony R. Masso
By:--------------------------------               ------------------------------
   Lawrence P. Cirka,                             Anthony R. Masso
   Senior Vice President and
   Chief Operating Officer